EXHIBIT 23.1

Arthur Andersen
London
England

          As independent public accountants, we hereby consent to the incorporation by reference into in its Post-Effective Amendment on Form S-8 (333-40516-01) to the Registration Statement on Form F-4 of our report dated May 10, 2000, contained in WPP Group plc's Form 20-F for the year ended December 31, 1999, and all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen
                                                ---------------------------

London, England
October 2, 2000